EXHIBIT (10)-j

THE BAUSCH & LOMB INCORPORATED MANAGEMENT EXECUTIVE
INCENTIVE PLAN
As amended and restated 2/27/96


1.0	INTRODUCTION

The Management Executive Incentive Plan is established to provide incentive compensation in the form of a supplement to the base salaries of the top Corporate officers; to attract and to retain, in the employ of the Company, individuals of outstanding ability; and to align the interests of those who hold positions of major responsibility in the Company with the interests of the Company's shareholders.


2.0	ELIGIBILITY

The Chairman and Chief Executive Officer, President and
Chief Operating Officer, Executive Vice and Chief
Administrative Officer, and Senior Vice President Finance are eligible to participate in The Management Executive
Incentive Plan. The participant must be on the payroll in an eligible position before July 1 of the plan year, to be eligible for an award. Participants in this Plan are not eligible to participate in the Executive Incentive
Compensation Plan.


3.0	DEFINITIONS

	3.1	A standard incentive award has been established
for each salary grade or job band for
participants in this Plan and is expressed as a percentage of period salary (i.e., eligible base salary earnings for the year). The standard percentages are:

		Chairman and Chief Executive	        65
		  Officer
		President and Chief Operating	       55
		  Officer
		Executive Vice President			          50
		  and Chief Administrative
		  Officer
		Senior Vice President Finance	       50

	3.2	An approved incentive award is the incentive
award which has been approved by the Committee
On Management of the Board of Directors (the
"Committee on Management") to be paid by the Company to the participant.

		Actual incentive award amounts, based upon organizational performance, can vary from 0% for unacceptable performance to a range from a minimum of 50% to a maximum of 175% of standard for acceptable performance. In any event, an award cannot exceed the maximum.


4.0	MEASURES OF PERFORMANCE

The Committee on Management will set performance measures to be applied for incentive plan purposes. These performance measures will determine 100% of the bonus calculation for participants in this Plan.

	4.1	The "Organizational Performance Management
System" (OPMS) has been established to evaluate performance for the Management Executive
Incentive Plan.

		The OPMS is based upon specific organizational objectives, which are established during the first quarter of the year by the Committee on Management. These objectives include the following:

		Performance Measures	Weightings


		Sales growth		           30%
		EPS growth		             30%
		ROE		                    30%
		Aggregate weighted	     	10%
		long term vitality
		ratings from each of
		the operating divisions


		Performance levels for 5, 4, 3, 2, and 1 ratings are defined by the Committee on Management prior to end of the first quarter.


5.0	DEFINITION OF PERFORMANCE

The following "definitions of performance" are to be utilized for the Plan:


		PERFORMANCE
		DESIGNATION		      DEFINITION

		5 (maximum)		      Extraordinary performance
						               where the objective was
               						exceeded by a wide margin.
		4 (high standard)	 Excellent performance where
						               the objective was exceeded.
		3 (standard)	     	Successful performance where
				               		the objective was well met.
		2 (low standard)	  Performance fell short of
						               goal.
		1 (minimum)		      Performance was well below
						               expectations.


6.0	PROCEDURE FOR BONUS CALCULATION AND APPROVAL

Each participant's total bonus will be calculated as follows:

	1)	The standard award is calculated by multiplying
the participant's period salary by the standard percentage set forth in Section 3.1.

	2)	The final organizational rating is determined by
weighting the performance ratings determined under Section 5 in accordance with the percentages in Section 4.1; adding the four weighted ratings; and converting the total performance ratings to a percentage factor pursuant to Attachment I, conversion table.

	3)	The percentage factor is then multiplied times
the standard bonus.

	4)	There is no award granted if final
organizational rating is below 2.0.


7.0	REMOVAL, TRANSFERS AND TERMINATIONS

Participants whose employment with the Company is terminated because of retirement, death, or disability:

	-	After the close of the plan year, but prior to
the actual distribution of awards for such year,
may be awarded a full incentive award earned for
the plan year.  In the case of death, such
payment will be made to a beneficiary.
	-	After the beginning, but prior to the end of the
plan year, may receive an incentive award for that year based on a prorated calculation reflecting their employment with the Company within the year and the award earned. Awards will not be paid for any period less than six months participation in the plan year.

Participants who leave the company for reasons other than retirement, death, disability, change in control, or are terminated prior to the actual payment of award will forfeit the award for that plan year.

Notwithstanding the foregoing, a special prorated incentive award shall be paid to participants if, during the period between the date of a change in control and the next award date determined pursuant to Section 10:

	1)	the participant's employment is terminated
involuntarily other than for good cause, or

	2)	the Plan is terminated.

The amount of the award shall be calculated as a percentage of period earnings based upon standard performance and prorated through the date of termination of the participant or the Plan, as applicable.

A change of control of the Company is defined as follows:

	A.	The acquisition by any individual, entity or group
(within the meaning of Section 13 (d) (3) or 14 (d) (2) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act")) (a "Person") of beneficial ownership
(within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities");
provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company),
(ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of paragraph C of this Section 7.0 are satisfied; or

	B.	Individuals who, as of the date hereof, constitute
the Board of Directors of the Company (the "Board" and, as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board;
provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

	C.	Approval by the shareholders of the Company of a
reorganization, merger, binding share exchange or consolidation, in each case, unless, following such reorganization, merger, binding share exchange or consolidation, (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding
Company Common Stock and Outstanding Company Voting
Securities immediately prior to such reorganization, merger, binding share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, binding share exchange or consolidation, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be,
(ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, binding share exchange or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger, binding share exchange or consolidation, directly or indirectly, 20% or more of the Outstanding Company Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, binding share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, binding share exchange or consolidation; or

	D.	Approval by the shareholders of the Company of (i)
a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition,
(a) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding
Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the same Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (b) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common
Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and
(c) at least a majority of the members of the board of directors of such corporation were members of the Incumbent
Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.


8.0	ADMINISTRATION OF THE PLAN

The Committee On Management reserves the right to interpret, amend, modify or terminate the existing program in accordance with changing conditions, but only to the extent authorized or permitted by law. The Committee On Management is responsible for overall administration of the Plan. It will determine who will receive incentives and the amount of each incentive. It may also review the standards and objectives for a particular year. The Committee On Management may change or terminate the Plan at any time and no person has any rights with respect to an incentive award until it has been paid. Notwithstanding the foregoing, the Committee on Management shall not exercise any discretionary authority granted to it pursuant to this Section in a way which would cause the Company to lose the benefit of the performance based exemption from the $1 million cap on individual compensation deductions for publicly traded corporations set forth in IRC Section 162(m).

No participant eligible to receive any payments shall have any rights to pledge, assign, or otherwise dispose of unpaid portion of such payments.


9.0	INCENTIVE AWARD DISTRIBUTION

Incentive awards, when payable, shall be paid in the latter part of the month of February following the close of the preceding fiscal year.

Participants may also elect to defer all or part of an incentive award in accordance with the procedure set forth in the Company's Deferred Compensation Plan.



			BAUSCH & LOMB INCORPORATED
			BY:	/s/ Deborah K. Smith
			DEBORAH K. SMITH
			SENIOR VICE PRESIDENT
			HUMAN RESOURCES


AGREED to this 1st day
of March, 1996.